Loans Delinquent>= 90 Days (w/ BK, FC, FB)
Count UPB
297 $42,740,323.00
In Foreclosure >= 180 Days
Count UPB
0
In Bankruptcy >= 60 Days
Count UPB
13 $1,758,731.99
REO >= 180 Days
Count UPB
0
Loans with LTV >= 85% and Delinquent >= 60
Days(Excluded BK, FC, FB, REO)
Count UPB
73 $9,091,051.81
Loans with UPB <= $50K and Delinquent >= 30
Days(Excluded BK, FC, FB, REO)
Count UPB
29 $958,912.15
Loans in Foreclosure >= 60 Days beyond state
average
Count UPB
0
MI Claims open >= 60 Days
Number of Loans Total Claim Amount Avg. Claim Avg. Aging
0
REO Not on Market and in Inventory >= 60 Days
Number of Loans Total UPB Avg. Days in Inventory
0
REO on Market and in Inventory >= 60 Days
Number of Loans Total UPB Avg. Days in Inventory
0
REO Prop in Eviction >= 60 Days
Number of Loans Total UPB Avg. Days in Eviction
0
BPO Reconciliation
Variance Number of Loans Total UPB
10 - 15% 98 $16,837,636.25
15 - 20% 48 $8,189,901.75
20 - 25% 39 $4,869,098.50
25 - 30% 46 $5,993,576.41
> 30% 91 $8,284,058.96
Red Flag Dashboard (OTS)
Date: 10/31/2005 2:57:31 PM Deal Number: SAIL 2005-HE1 Report As of: 9/30/2005
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